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                                                                   EXHIBIT 10.48




                          CONSTRUCTION AGENCY AGREEMENT


                            Dated as of July 28, 2000


                                     between


                       VERITAS SOFTWARE GLOBAL CORPORATION
                            as the Construction Agent


                                       and


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                       not individually, but solely as the
                     Owner Trustee under the VS Trust 2000-2
                                  as the Lessor



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                                TABLE OF CONTENTS

                                                                                          PAGE

ARTICLE I DEFINITIONS; RULES OF USAGE .................................................     1

         Section 1.1    Definitions ...................................................     1
         Section 1.2    Interpretation ................................................     2

ARTICLE II APPOINTMENT OF THE CONSTRUCTION AGENT ......................................     2

         Section 2.1    Appointment and Acceptance ....................................     2
         Section 2.2    [Intentionally Omitted] .......................................     4
         Section 2.3    Term ..........................................................     4
         Section 2.4    Scope of Authority ............................................     5
         Section 2.5    Delegation of Duties ..........................................     6
         Section 2.6    Covenants of the Construction Agent ...........................     6

ARTICLE III THE PROPERTIES ............................................................     8

         Section 3.1    Construction ..................................................     8
         Section 3.2    Amendments; Modifications .....................................     8
         Section 3.3    Failure to Complete Construction Period Properties ............     9

ARTICLE IV PAYMENT OF FUNDS ...........................................................     9

         Section 4.1    Right to Receive Construction Cost ............................     9

ARTICLE V EVENTS OF DEFAULT ...........................................................    10

         Section 5.1    Events of Default .............................................    10
         Section 5.2    Damages .......................................................    11
         Section 5.3    Remedies; Remedies Cumulative .................................    11

ARTICLE VI THE LESSOR'S RIGHTS ........................................................    12

         Section 6.1    Exercise of the Lessor's Rights ...............................    12
         Section 6.2    The Lessor's Right to Cure the Construction Agent's Defaults ..    12

ARTICLE VII MISCELLANEOUS .............................................................    13

         Section 7.1    Notices .......................................................    13
         Section 7.2    Successors and Assigns ........................................    13
         Section 7.3    GOVERNING LAW .................................................    13
         Section 7.4    SUBMISSION TO JURISDICTION; VENUE; WAIVERS ....................    13
         Section 7.5    Amendments and Waivers ........................................    13
         Section 7.6    Counterparts ..................................................    13
         Section 7.7    Severability ..................................................    13
         Section 7.8    Headings and Table of Contents ................................    13
         Section 7.9    WAIVER OF JURY TRIAL ..........................................    13


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                          CONSTRUCTION AGENCY AGREEMENT


     THIS CONSTRUCTION AGENCY AGREEMENT, dated as of July 28, 2000 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Agreement"), between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("FSB"), not individually, but solely as Owner Trustee under the VS Trust 2000-2 (the "Lessor"), and VERITAS SOFTWARE GLOBAL CORPORATION, a Delaware corporation (the "Construction Agent").


                              PRELIMINARY STATEMENT

     A.The Lessor and the Construction Agent are parties to that certain Master Lease Agreement dated as of even date herewith (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Lease"), pursuant to which the Construction Agent, as lessee (in such capacity, the "Lessee") has agreed to lease certain Land, Improvements and Equipment from the Lessor.

     B.In connection with the execution and delivery of the Participation Agreement, the Lease and the other Operative Agreements, and subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition of the Land and other components of the Property (provided, title to the Land and all other Property shall be held in the name of the Lessor) and the development, acquisition, installation, construction and testing of the Improvements and the Equipment in accordance with the applicable Plans and Specifications therefor and pursuant to the applicable Construction Contract and
(ii) the Construction Agent desires, for the benefit of the Lessor, to identify and acquire the Land and other components of the Property and to cause the development, acquisition, installation, construction and testing of the Improvements, the Equipment and the other components of the Property in accordance with the applicable Plans and Specifications and to undertake such other liabilities and obligations as are herein set forth.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                           DEFINITIONS; RULES OF USAGE

     SECTION 1.1 DEFINITIONS. For purposes of this Agreement, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of July 28, 2000 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "Participation Agreement") among the Construction Agent, the various parties thereto from time to time, as Guarantors, the Lessor, the various banks and lending institutions parties thereto from time to time, as Holders, the various banks and lending institutions parties thereto from time to time, as Lenders, ABN AMRO Bank N.V., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests, Credit Suisse First Boston, as Documentation Agent, and Credit Lyonnais Los Angeles Branch, as Syndication Branch. Unless otherwise indicated, references in this Agreement to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Agreement.

     SECTION 1.2 INTERPRETATION. The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Agreement.

                                   ARTICLE II
                      APPOINTMENT OF THE CONSTRUCTION AGENT

     SECTION 2.1 APPOINTMENT AND ACCEPTANCE. Subject to the terms and conditions hereof, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent and as general contractor, and the Construction Agent accepts such appointment, in connection with the identification and acquisition from time to time of the Land and other components of the Property (provided, title to the Land and other Property shall be held in the name of the Lessor) and the development, acquisition, installation, construction and testing of the Initial Improvements and any Subsequent Improvements on the Land, the Equipment and the other components of the Property in accordance with the applicable Plans and Specifications, and pursuant to the terms of the Operative Agreements. Notwithstanding any provisions hereof or in any other Operative Agreement to the contrary, the Construction Agent acknowledges and agrees that the Lessor shall advance no more than (a) with respect to (i) the Initial Improvements and related Property, or (ii) any Subsequent Improvements and related Property, the aggregate amount required to achieve Completion with respect thereto as set forth in the Construction Budget therefor for the Initial Improvements or such Subsequent Improvements, as the case may be, (as the same may have been modified in accordance with the Operative Agreements), and (b) with respect to all of the Property, the sum of the aggregate Commitment of the Lenders plus the aggregate amount of the Holder Commitments of the Holders in regard to the Property (including without limitation for any and all Advances in the aggregate from the Lenders under the Credit Agreement and from the Holders under the Trust Agreement). After the Construction Agent gains knowledge or a reasonable expectation that the costs for the Initial Improvements or any Subsequent Improvements and related Property shall exceed the original Construction Budget therefor (or exceed any such Construction Budget as modified in accordance with the Operative Agreements) or that Completion for the Initial Improvements or any Subsequent Improvements and related Property shall not occur on or prior to the Construction Period Termination Date therefor, the Construction Agent shall promptly (and in any event within five (5) Business Days of gaining such knowledge or expectation) notify the Agent in writing of the same. If at any time prior to the Construction Period Termination Date in respect of Initial Improvements or any Subsequent Improvements and related Property, the Lessor or the Agent shall have (x) determined in its respective reasonable good faith judgment that (i) the sum of the Available Commitments and the Available Holder Commitments (less the Unfunded Amount) shall be less than the amounts necessary for Completion of such portion of the Property or (ii) Completion in



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respect of any portion of the Property shall not occur on or prior to the
Construction Period Termination Date therefor (y) received any notice from the Construction Agent as referenced in the preceding provisions of this paragraph, then in any such case Lessor shall have the option (at the direction of the Agent) to replace the Construction Agent with a new construction agent selected by the Lessor (at the direction of the Agent) to finalize the Completion of such portion of the Property. The cost and expense incurred to finalize the Completion of all or any portion of the Property as referenced in the preceding sentence shall be the responsibility of the Construction Agent and shall be payable by the Construction Agent on demand; provided, in no event shall the obligations of the Construction Agent for such costs and expenses in respect of any portion of the Property exceed the Maximum Amount therefor; provided, further, amounts expended by the Lessor to finalize the Completion of all or any portion of the Property as referenced in the preceding sentence shall be added to the Property Cost therefor.

     Costs in excess of each original Construction Budget (or any such Construction Budget as modified in accordance with the Operative Agreements) in each case as previously delivered to the Agent in respect of the Initial Improvements or any Subsequent Improvements and related portions of the Property shall not be the responsibility of the Construction Agent but instead shall be paid by the Lenders and the Holders to the extent, but only to the extent, that (after taking into account such excess costs and any other items of excess cost which are then known to the Construction Agent or are reasonable for the Construction Agent to expect) the conditions precedent set forth in Section 5.4 of the Participation Agreement are satisfied.

     Subject to the Lenders and the Holders not agreeing to continue making Advances in accordance with the provisions of the next paragraph and in the event from time to time (a) the Construction Agent gains knowledge or a reasonable expectation that the costs for the Initial Improvements, or any Subsequent Improvements and related Property shall exceed the original Construction Budget therefor (or exceed such Construction Budget as modified in accordance with the Operative Agreements) or that Completion for any such portion of the Property shall not occur on or prior to the Construction Period Termination Date therefor or (b) the Lessor or the Agent shall have determined in its respective reasonable good faith judgment with respect to any portion of the Property that the sum of the Available Commitments and the Available Holder Commitments (less the Unfunded Amount) shall be less than the amounts necessary for Completion of such portion of the Property or that Completion of any such portion of the Property shall not occur on prior to the applicable Construction Period Termination Date, the Construction Agent shall elect and comply (within ten (10) days of the Construction Agent gaining such knowledge or expectation or within ten (10) days of the Lessor or the Agent making such determination and giving written notice of the same to the Construction Agent, as referenced in subsections (a) and (b) above of this paragraph) with one of the options set forth in the following subsections (i) or (ii) (collectively, the "Construction Agent Options"): (i) the Construction Agent shall pay to the Lessor, on a date designated by the Lessor, an aggregate amount equal to (A) the Termination Value for such portion of the Property plus (B) any and all fees and expenses incurred by or on behalf of the Lessor or the Agent in connection with the such portion of the Property (including without limitation the transfer thereof) and on such date the Lessor shall transfer and convey to the Construction Agent all right, title and interest of the Lessor in and to such portion of the Property or (ii) the Construction Agent shall pay to the Lessor, on a date designated by the Lessor, an aggregate amount equal to the Maximum Amount in respect of such portion of the Property and on and after such date, the Construction Agent

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shall be irrevocably deemed, without any further action, to have relinquished all right, title and interest in and to such portion of the Property and to have transferred and conveyed all such right, title and interest to the Lessor. In connection with any transfer of any portion of the Property as referenced above in this Section 2.1 by the Lessor to the Construction Agent, the Lessor shall execute and deliver to the Construction Agent, at the cost and expense of the Construction Agent (subject to the limitations described in the next sentence), each of the following: (w) special or limited warranty deeds conveying each applicable portion of the Property to the Construction Agent free and clear of the Lien of the Lease, the Lien of the Credit Documents and any Lessor Liens;
(x) a Bill of Sale conveying each applicable portion of the Property (to the extent it is personal property) to the Construction Agent free and clear of the Lien of the Lease, the Lien of the Credit Documents and any Lessor Liens; (y) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable Deed; and (z) FIRPTA affidavits. The Lessor (at the discretion of the Agent) shall elect whether the out-of-pocket fees and expenses associated with the transfer of the Property or any such portion thereof shall be paid by either (i) sales proceeds from the Property or such portion, (ii) the Lessor (but only to the extent amounts are available therefor with respect to the Available Commitments and the Available Holder Commitments or each Lender and each Holder approves the necessary increases in the Available Commitments and the Available Holder Commitments to fund such fees and expenses) or (iii) the Construction Agent; provided, if the Construction Agent funds such fees and expenses (as referenced in subsection (iii)) then the Maximum Amount in respect of the applicable portion of the Property will be reduced accordingly, as more specifically described in the definition of "Maximum Amount". Amounts funded by the Lenders and the Holders with respect to the foregoing for any portion of the Property shall be added to the Property Cost of such portion. All of the foregoing documentation must be in form and substance reasonably satisfactory to the Lessor. Subject to the foregoing, the Property or applicable portions thereof shall be conveyed to the Construction Agent "AS-IS", "WHERE-IS" and in then present physical condition.

     In the event the costs in excess of any original Construction Budget previously delivered to the Agent for any portion of the Property are not funded by the Lenders and the Holders because (after taking into account such excess costs and any other items of excess cost which are then known to the Construction Agent or are reasonable for the Construction Agent to expect) the conditions precedent set forth in Section 5.4 of the Participation Agreement are not satisfied, then if, but only if, all the Holders and all the Lenders agree at such time, (a) such excess costs shall be funded and (b) the Holder Commitments and the Lender Commitments shall be increased accordingly.

     SECTION 2.2 [INTENTIONALLY OMITTED].

     SECTION 2.3 TERM. This Agreement shall commence on the date hereof and, unless the Lessor (in its sole discretion) elects otherwise, this Agreement shall terminate with respect to any portion of the Property on the applicable Construction Period Termination Date. If this Agreement expires prior to the Completion of any portion of the Property, then the Lessor may either (i) hire a new construction agent (at the direction of the Agent) to finalize the Completion of the Property or such portion or (ii) require the Construction Agent to continue to perform hereunder and to achieve Completion of the Property or such portion. The cost and expense incurred to finalize the Completion of the Property or any portion thereof as referenced in the

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preceding sentence shall be the responsibility of the Construction Agent and shall be payable by the Construction Agent on demand; provided, in no event shall the obligations of the Construction Agent for such costs and expenses with respect to any portion of the Property exceed the Maximum Amount in respect of such portion; provided, further, amounts expended by the Lessor to finalize the Completion of any portion of the Property as referenced in the preceding sentence shall be added to the Property Cost therefor.

     SECTION 2.4 SCOPE OF AUTHORITY.

         (a) The Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees for the benefit of the Lessor, subject to Section 2.4(b), to take all action necessary or desirable for the performance and satisfaction of any and all of the Lessor's obligations under any construction agreement and to fulfill all of the obligations of the Construction Agent including without limitation:

               (i) the identification and assistance with the acquisition of the Land and all other portions of the Property in accordance with the terms and conditions of the Participation Agreement;

               (ii) all design and supervisory functions relating to the development, acquisition, installation, construction and testing of all Improvements, Equipment and other components of the Property and performing all engineering work related thereto;

               (iii) (A) negotiating, entering into, performing and enforcing all contracts and arrangements to acquire the Land and all other Property and to procure the equipment necessary to construct the Improvements and all related Property on the Land and (B) negotiating, executing, performing and enforcing all contracts and arrangements to develop, acquire, install, construct and test the Improvements, the Equipment and the other components of the Property on such terms and conditions as are customary and reasonable in light of local and national standards and practices and the businesses in which the Lessee is engaged;

               (iv) obtaining all necessary permits, licenses, consents, approvals, entitlements and other authorizations, including without limitation all of the foregoing required for the Property and the use and occupancy thereof and those required under applicable Law (including without limitation Environmental Laws), from all Governmental Authorities in connection with the development, acquisition, installation, construction and testing of any Improvements, the Equipment and the other components of the Property substantially in accordance with the applicable Plans and Specifications;

               (v) maintaining all books and records with respect to the Property and the construction, operation and management thereof;


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               (vi) performing any other acts necessary in connection with the identification and acquisition of the Land and all other portions of the Property and the development, acquisition, installation, construction and testing of any Improvements, Equipment and all other additional components of the Property in accordance with the applicable Plans and Specifications;

               (vii) the right to submit notices pursuant to Section 2.3 of the Credit Agreement and to receive the proceeds of Advances directly from the Agent;

               (viii) the right to contest all mechanics' and materialmens' liens in accordance with the requirements for Permitted Liens; and

               (ix) the right to bring or defend any claims or seek resolution of disputes arising from Construction Agent's performance of any of the foregoing actions.

         (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract or consent to any contract in the name of the Lessor without the Lessor's prior written consent, such consent to be given or withheld in the exercise of the Lessor's reasonable discretion; provided, however, that (i) no such contract will increase the obligations of the Lessor beyond the obligations of the Lessor as are expressly set forth in the Operative Agreements and (ii) each such contract shall expressly limit recourse against the Lessor to the assets of the VS Trust 2000-2 and shall otherwise be non-recourse to the Lessor on terms and conditions that are reasonably acceptable to the Lessor.

         (c) Subject to the terms and conditions of this Agreement and the other Operative Agreements, the Construction Agent shall have sole management and control over the installation, construction and testing means, methods, sequences and procedures with respect to the Property.

     SECTION 2.5 DELEGATION OF DUTIES. The Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact; provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement.

     SECTION 2.6 COVENANTS OF THE CONSTRUCTION AGENT. The Construction Agent hereby covenants and agrees that it will:

         (a) following the Construction Commencement Date for each portion of the Property, cause the development, acquisition, installation, construction and testing of such portion of the Property to be prosecuted in a good and workmanlike manner, and respecting each portion of the Property in accordance with the applicable Plans and Specifications therefor, the Construction Budget therefor, the applicable contracts relating to the applicable Improvements, the applicable Equipment, other components of such portion of the Property and procurement of construction materials, the applicable construction contracts, the applicable construction schedule, prevalent industry practices and otherwise in accordance with Section 3.1 hereof;


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         (b) [Intentionally Omitted];

         (c) cause the Completion Date for any Improvements to occur on or before the earlier of (i) the date that is twenty-four (24) months after the Closing Date, in the case of the Initial Improvements and related Property, or such date following the Construction Commencement Date therefor as shall have been agreed to by Construction Agent and the Financing Parties prior to such Construction Commencement Date, in the case of any Subsequent Improvements, or
(ii) the applicable Construction Period Termination Date, in each case free and clear (by removal or bonding) of Liens or claims for materials supplied or labor or services performed in connection with the development, acquisition, installation, construction or testing thereof, except for Permitted Liens; provided, that the failure to cause the Completion of any such portion of the Property by such date shall not be deemed a breach hereunder if such delay is caused by a Force Majeure Event and Completion in respect of such portion of the Property is accomplished within three (3) months of the date otherwise applicable but for this proviso; provided, further, to the extent such failure to complete is caused by a Force Majeure Event extending beyond such three (3) month period, the Construction Agent shall elect one of the Construction Agent Options set forth in Section 2.1 and, if such election is not made within ten
(10) Business Days of the end of such three (3) month period, the Construction Agent shall be deemed to have elected to purchase the applicable Improvements and related portions of the Property for the Termination Value therefor in accordance with the provisions of Section 2.1;

         (d) use its good faith efforts to cause all outstanding punch list items with respect to any Improvements and related Property to be completed promptly following the Completion Date therefor;

         (e) at all times subsequent to the initial Advance respecting any portion of the Property (i) cause good and marketable title to such portion of the Property to vest in the Owner Trustee (ii) cause a valid, perfected, first priority Lien on such portion of the Property to be in place in favor of the Agent (for the benefit of the Lenders and the Holders), (iii) file all necessary documents under the applicable real property law and Article 9 of the Uniform Commercial Code to perfect such title and Liens and (iv) subject to the terms of
Article XIII of the Lease relating to Permitted Contests, not permit Liens (other than Permitted Liens and Lessor Liens) to be filed or maintained respecting the Property;

         (f) on or prior to the date required pursuant to Section 5.4(g) of the Participation Agreement with respect to the Initial Improvements or any Subsequent Improvements, the Construction Agent shall deliver to the Agent (for the benefit of the Lessor) true, complete and correct copies of the Construction Budget therefor. Thereafter, the Construction Agent, on a monthly basis, shall deliver to the Lessor true, correct and complete copies of any material modifications of any such Construction Budget and progress reports regarding the development, acquisition, installation, construction and testing of the applicable portion of the Property;

         (g) procure insurance for the Property during any Construction Period in accordance with the provisions of Article XIV of the Lease; and


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         (h) on or before the Construction Period Termination Date in respect of any portion of the Property (which date shall be subject to extension pursuant to the provisions of Section 2.1 in the sole and absolute discretion of the Lenders and the Holders), cause the Rent Commencement Date to occur with respect to such portion of the Property or purchase any such portion of the Property for an amount equal to the sum referenced in Section 5.3(b) hereof applicable thereto and otherwise in compliance with the other terms and provisions of the Operative Agreements.

                                  ARTICLE III

                                 THE PROPERTIES

     SECTION 3.1 CONSTRUCTION. The Construction Agent shall cause the Improvements, the Equipment and all other components of the Property to be developed, acquired, installed, constructed and tested in compliance with all Legal Requirements, all Insurance Requirements, all manufacturer's specifications and standards and the standards maintained by the Construction Agent for similar properties owned or operated by the Construction Agent, unless non-compliance, individually or in the aggregate, shall not have and could not be reasonably expected to have a Material Adverse Effect.

     SECTION 3.2 AMENDMENTS; MODIFICATIONS.

         (a) The Construction Agent may at any time revise, amend or modify (i) the Plans and Specifications in respect of the Initial Improvements or any Subsequent Improvements and any related Property without the consent of the Lessor; provided, that any such amendment to any such Plans and Specifications does not (x) result in the Completion Date of the applicable Improvements and related portions of the Property occurring on or after the Construction Period Termination Date therefor or (y) result in the cost of the applicable Improvements and related portions of the Property exceeding the amount specified in the Construction Budget therefor, as amended from time to time, or an amount equal to the sum of the then Available Commitments plus the then Available Holder Commitments (reduced by the amount, if any, necessary to pay for the cost as determined based on the applicable Construction Budget of construction and development of other Improvements on the Property which are currently under construction but have not yet achieved Completion (such amount the "Unfunded Amount")), and (ii) the Construction Budget in respect of any portion of the Property and enter into any related amendments, modifications or supplements thereto without the consent of the Lessor; provided, that such revisions, amendments or modifications to any such Plans and Specifications or related amendments, modifications or supplements to any such Construction Budget do not result in any increase in total Property Costs in respect of (x) the Initial Improvements and related Property, or (y) any Subsequent Improvements and related Property, as the case may be, greater than the amount specified in the applicable Construction Budget for the Initial Improvements or such Subsequent Improvements, as the case may be, as amended from time to time, or the then Available Commitments and Available Holder Commitment (reduced by the Unfunded Amount).


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         (b) The Construction Agent agrees that it will not implement any revision, amendment or modification to the Plans and Specifications for (x) the Initial Improvements and related Property, or (y) any Subsequent Improvements and related Property, as the case may be, if the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to such Plans and Specifications for the Initial Improvements or such Subsequent Improvements, as the case may be, would cause a reduction in the Fair Market Sales Value of the Initial Improvements (and related Property) or such Subsequent Improvements (and related Property) below the Termination Value therefor when completed, unless such revision, amendment or modification is required by Legal Requirements or
Section 9.1 of the Lease.

     SECTION 3.3 FAILURE TO COMPLETE CONSTRUCTION PERIOD PROPERTIES. Until termination of the Lease Agreement and the Construction Agency Agreement, the Construction Agent shall promptly and diligently complete the development, acquisition, refinancing, installation, construction and testing of all Construction Period Property substantially in accordance with the applicable Plans and Specifications and with the terms hereof and cause the Completion Date with respect to all Construction Period Property to occur on or prior to the Construction Period Termination Date therefor.

     If, prior to the Completion Date with respect to any portion of the Property, the Construction Agent shall abandon or permanently discontinue the construction and development of such portion of the Property (which abandonment or permanent discontinuance shall be deemed to have occurred if no work at or on such portion of the Property is undertaken or completed during a period of thirty (30) days or more after construction has commenced for reasons other than a Force Majeure Event), then the Construction Agent shall pay to the Lessor, on a date designated by the Lessor, an aggregate amount equal to the Termination Value of such portion of the Property, and on such date Lessor shall transfer and convey to the Construction Agent all right, title and interest of Lessor in and to such portion of the Property, at the cost and expense of the Construction Agent. The Lessor shall convey such property "AS IS," "WHERE-IS" and in its then present physical condition to the Construction Agent or its designee free and clear of Lessor Liens. If Lessor does not require the Construction Agent to pay such amount, the Construction Agent shall promptly and diligently complete the development, acquisition, refinancing, installation, construction and testing of such portion of the Property in substantial accordance with the Plans and Specifications therefor and with the terms hereof and cause the Completion Date with respect thereto to occur on or before the Construction Period Termination Date therefor.

                                   ARTICLE IV

                                PAYMENT OF FUNDS

     SECTION 4.1 RIGHT TO RECEIVE CONSTRUCTION COST.

         (a) In connection with the development, acquisition, installation, construction and testing of the Property and during the course of the construction of the Improvements on the Property, the Construction Agent may request that the Lessor advance funds for the payment of

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

Property Acquisition Costs or other Property Costs, and the Lessor will comply with such request to the extent provided for under the Participation Agreement. The Construction Agent and the Lessor acknowledge and agree that the Construction Agent's right to request such funds and the Lessor's obligation to advance such funds for the payment of Property Acquisition Costs or other Property Costs is subject in all respects to the terms and conditions of the Participation Agreement and each of the other Operative Agreements. Without limiting the generality of the foregoing it is specifically understood and agreed that in no event shall the aggregate amounts advanced by the Lenders and the Holders for Property Acquisition Costs or other Property Costs and any other amounts due and owing hereunder or under any of the other Operative Agreements exceed the sum of the aggregate Commitment of the Lenders plus the aggregate amount of the Holder Commitments, including without limitation such amounts owing for (i) development, acquisition, installation, construction and testing of the Property or any portion thereof or (ii) additional amounts which accrue or become due and owing under the Credit Agreement or Trust Agreement as obligations of the Lessor prior to any Completion Date.

         (b) The proceeds of any funds made available to the Lessor to pay Property Acquisition Costs or other Property Costs shall be made available to the Construction Agent in accordance with the Requisition relating thereto and the terms of the Participation Agreement. The Construction Agent will use such proceeds only to pay the Property Acquisition Costs or other Property Costs set forth in the Requisition relating to such funds.

                                   ARTICLE V

                                EVENTS OF DEFAULT

     SECTION 5.1 EVENTS OF DEFAULT. If any one (1) or more of the following events (each an "Event of Default") shall occur:

         (a) the Construction Agent fails to apply any funds paid by the Lessor to the Construction Agent in a manner consistent with the requirements of the Operative Agreements and as specified in the applicable Requisition for the development, acquisition, installation, construction and testing of the Property and related Improvements and Equipment or otherwise respecting the Property to the payment of Property Acquisition Costs or other Property Costs;

         (b) the Construction Agent shall fail to make any payment required pursuant to the terms of this Agreement (including without limitation pursuant to Sections 2.1 and 3.3) within three (3) Business Days after the same has become due and payable;

         (c) any Event of Default (as such term is defined in Appendix A to the Participation Agreement) shall have occurred and not be cured within any cure period expressly permitted under the terms of the applicable Operative Agreement; and

         (d) the Construction Agent shall fail to observe or perform any term, covenant or condition of any Operative Agreement other than as set forth in paragraphs (a), (b) or (c) of this Section 5.1 and such failure to observe or perform any such term, covenant or condition shall continue for more than thirty
(30) days after the earlier of an officer of the Construction Agent

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becoming aware of such default or notice thereof by the Lessor; provided, however, that if such failure is of a nature that is not capable of being cured within such thirty (30) day period, and the Construction Agent promptly commences appropriate steps to cure such failure within such thirty (30) day period and continues to pursue such cure with diligence and good faith thereafter, unless Lessor shall determine that such delay could reasonably be expected to have a Material Adverse Effect, such thirty (30) day period shall be extended for an additional sixty (60) days;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Agreement, terminate this Agreement by giving the Construction Agent three (3) days written notice of such termination and upon the expiration of the time fixed in such notice and the payment of all amounts owing by the Construction Agent hereunder (including without limitation any amounts specified under Section 5.3 hereof), this Agreement shall terminate. The Construction Agent shall pay all costs and expenses incurred by or on behalf of the Lessor, including without limitation fees and expenses of counsel, as a result of any Event of Default hereunder.

     SECTION 5.2 DAMAGES. The termination of this Agreement pursuant to Section
5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

     SECTION 5.3 REMEDIES; REMEDIES CUMULATIVE.If an Event of Default hereunder shall have occurred and be continuing, the Lessor shall have all rights available to the Lessor under the Lease and the other Operative Agreements and all other rights otherwise available at law, equity or otherwise.

         (b) Upon the occurrence of an Event of Default, the Lessor shall have (in addition to its rights otherwise described in this Agreement or existing at law, equity or otherwise) the option (and shall be deemed automatically, and without any further action, to have exercised such option upon the occurrence of any Lease Event of Default arising under Sections 17.1(g), (h) (i) or (j) of the Lease) to transfer and convey to the Construction Agent upon a date designated by the Lessor all right, title and interest of the Lessor in and to the Property or any portion thereof (including without limitation the Land and/or any Improvements, any interest in any Improvements, any Equipment and any Property then under construction) which is a Construction Period Property. On any transfer and conveyance date specified by the Lessor pursuant to this Section 5.3(b), (i) the Lessor shall transfer and convey (at the cost of the Construction Agent) all right, title and interest of the Lessor in and to any or all such Construction Period Property free and clear of the Lien of the Lease and all Lessor Liens, (ii) the Construction Agent hereby covenants and agrees that it will accept such transfer and conveyance of right, title and interest in and to such Construction Period Property and (iii) the Construction Agent hereby promises to pay to the Lessor, as liquidated damages (it being agreed that it would be impossible accurately to determine actual damages), an aggregate amount equal to the Termination Value of such Construction Period Property plus other costs and expenses described in Section 2.1 hereof. The Construction Agent specifically acknowledges and agrees that its obligations under this Section 5.3(b), including without limitation its obligations to accept the transfer and conveyance of Construction Period Property and its payment obligations described in subparagraph (iii) of this Section 5.3(b), shall be absolute and unconditional under any and all circumstances and shall be performed and/or paid, as the case may be, without notice or demand

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

and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever. Notwithstanding the foregoing provisions of this
Section 5.3(b), the Lessor shall have the right in its sole discretion to rescind any exercise of its option under this Section 5.3(b) upon the giving of its written confirmation of such rescission to the Construction Agent on or prior to the earlier to occur of (a) the actual date of transfer and (b) the date one hundred and twenty (120) days after the date the Lessor has given notice of its intent to transfer and convey any Property to the Construction Agent as referenced above in this Section 5.3(b).

         (c) The Construction Agent shall have the right to cure an Event of Default hereunder with respect to the Property or any portion thereof by purchasing the Property or such portion from the Lessor (to the extent such Event of Default is no longer continuing with respect to any other portion of the Property remaining subject to this Agreement after such purchase) for an amount equal to the liquidated damages amount set forth in Section 5.3(b) of this Agreement.

         (d) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                                   ARTICLE VI

                               THE LESSOR'S RIGHTS

     SECTION 6.1 EXERCISE OF THE LESSOR'S RIGHTS. Subject to the Excepted Payments, the Construction Agent and the Lessor hereby acknowledge and agree that, subject to and in accordance with the terms of the Security Agreement made by the Lessor in favor of the Agent, the rights and powers of the Lessor under this Agreement have been assigned to the Agent.

     SECTION 6.2 THE LESSOR'S RIGHT TO CURE THE CONSTRUCTION AGENT'S DEFAULTS. The Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) remedy any Event of Default for the account of and at the sole cost and expense of the Construction Agent. All out-of-pocket costs and expenses so incurred (including without limitation fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.


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                                  ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.1 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and delivered as provided in Section 12.2 of the Participation Agreement.

     SECTION 7.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective successors and the assigns of the Lessor. The Construction Agent may not assign this Agreement or any of its rights or obligations hereunder or with respect to the Property or any portion thereof in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor.

     SECTION 7.3 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     SECTION 7.4 SUBMISSION TO JURISDICTION; VENUE; WAIVERS. THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

     SECTION 7.5 AMENDMENTS AND WAIVERS. This Agreement may not be terminated, amended, supplemented, waived or modified except in accordance with the provisions of Section 12.4 of the Participation Agreement.

     SECTION 7.6 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one (1) and the same instrument.

     SECTION 7.7 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 7.8 HEADINGS AND TABLE OF CONTENTS. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 7.9 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, THE LESSOR AND THE CONSTRUCTION AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL

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

ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY COUNTERCLAIM THEREUNDER.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                          VERITAS SOFTWARE GLOBAL
                                          CORPORATION, as the Construction Agent


                                          By:      /s/ KEVIN OLSON
                                          Name:    Kevin Olson
                                          Title:   Treasurer


                                          FIRST SECURITY
                                          BANK, NATIONAL
                                          ASSOCIATION, not
                                          individually, but
                                          solely as Owner
                                          Trustee under the
                                          VS Trust 2000-2,
                                          as the Lessor


                                          By:      /s/ VAL T. ORTON
                                          Name:    Val T. Orton
                                          Title:   Vice President







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